Exhibit 99.1

Maureen O’Hara and Chris Dodds Announce Retirement from ITG Board of Directors

NEW YORK, November 16, 2015 — ITG (NYSE: ITG), a leading independent broker and financial technology provider, today announced that Maureen O’Hara and Chris Dodds will be retiring from its Board of Directors.

Ms. O’Hara joined the Board in 2003 and has served as Chair since 2007. She will retire from the Board effective January 15, 2016. Mr. Dodds joined the Board in 2008. He will retire from the Board effective December 31, 2015.

“I have enjoyed my more than 12 years of service with the company, and along with my fellow directors have worked hard to bring ITG through a challenging year,” said Ms. O’Hara. “I have been contemplating retirement for some time, but wanted to do so only when the company was well-positioned for future success. We have now reached that point, and so I formalized my decision to retire at our Board meeting last week. I will stay on to help manage the transition period before our new CEO, Frank Troise, joins ITG on January 15th. I am confident that ITG will be in good hands under his leadership.”

Commenting on his retirement, Mr. Dodds said, “Due to demands from my other professional responsibilities, I have concluded, after several weeks of deliberation and discussion with the company, that it is time for me to retire from the Board. I wish the firm success in the years ahead.”

Jarrett Lilien, interim CEO and President, said, “Maureen and Chris have been pillars of strength and stability for the company for many years. Recently, they have guided us through a successful CEO search, the successful planned sale of our energy research business, and the renewal of our customer growth and momentum. My Board colleagues and I would like to thank them for their many years of service and we wish them the best in their future endeavors.”

About ITG

ITG is a leading independent broker and financial technology provider that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

ITG Media/Investor Contact:

J.T. Farley

+1 (212) 444-6259

corpcomm@itg.com

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2014 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, customers’ reactions to the settlement in August 2015 with the Securities and Exchange Commission, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations, the volatility of our stock price, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies and our ability to attract and retain talented employees. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

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